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                                                                   EXHIBIT 23.02

                       [DELOITTE & TOUCHE LLP LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Diamond Foods, Inc. on Form S-8, of our report dated October 22, 2004, relating to the consolidated financial statements of Diamond Walnut Growers, Inc. and subsidiaries (which report includes an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Interpretation No. 46) appearing in Registration Statement No. 333-123576 of Diamond Foods, Inc. on Form S-1, which is incorporated by reference in this Registration Statement.

San Francisco, California
July 20, 2005



                                                      /s/ DELOITTE & TOUCHE LLP